EXHIBIT 10.1

BIOAFFINITY TECHNOLOGIES, INC.

2014 Equity Incentive Plan

Adopted by the Board of Directors

on March 26, 2014

bioAffinity Technologies, Inc.

2014 Equity Incentive Plan

1. Purposes.

(a) Eligible Stock Award Recipients. The persons eligible to receive Stock Awards are the Employees, Directors and Consultants of the Company and its Affiliates.

(b) Available Stock Awards. The purpose of the Plan is to provide a means by which eligible recipients of Stock Awards may be given an opportunity to benefit from increases in value of the Common Stock through the granting of the following Stock Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, and (iii) restricted stock awards.

(c) General Purpose. The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Stock Awards, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2. Definitions.

“Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

“Board” means the Board of Directors of the Company.

“Cause” means a determination by the Company that the Participant has committed an act or acts constituting any of the following: (i) dishonesty, fraud, misconduct or negligence in connection with Company duties, (ii) unauthorized disclosure or use of the Company’s confidential or proprietary information, (iii) misappropriation of a business opportunity of the Company, (iv) materially aiding a competitor of Company; (v) a felony conviction; or (vi) failure or refusal to attend to the duties or obligations of the Participant’s position, or to comply with the Company’s rules, policies or procedures.

“Change in Control” means (i) the consummation of a merger or consolidation of the Company with or into another entity or any other stock acquisition or corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation, stock acquisition or other reorganization is owned by persons who were not shareholders of the Company immediately prior to such merger, consolidation, stock acquisition or other reorganization; or (ii) the sale, transfer or other disposition of all or substantially all of the Company’s assets. A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means a committee of two or more members of the Board appointed by the Board in accordance with subsection 3(c).

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“Common Stock” means the common stock of the Company.

“Company” means bioAffinity Technologies, Inc., a Delaware corporation.

“Consultant” means any natural person, including an advisor, (i) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services, including members of any advisory board constituted by the Company, or (ii) who is a member of the Board of Directors of an Affiliate. However, the term “Consultant” shall not include either Directors who are not compensated by the Company for their services as Directors or Directors who are merely paid a director’s fee by the Company for their services as Directors.

“Continuous Service” means, with respect to Employees, service with the Company or an Affiliate that is not interrupted or terminated. With respect to Directors or Consultants, Continuous Service means service with the Company, or a Parent or Subsidiary of the Company, whether as a Director or Consultant, that is not interrupted or terminated. The Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.

“Director” means a member of the Board of Directors of the Company.

“Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

“Employee” means any person employed by the Company or an Affiliate. Mere service as a Director or payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any date, the value of the Common Stock determined in good faith by the Board.

“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

“Listing Date” means the first date upon which any class of securities of the Company is listed on any securities exchange or quoted on a nationally-recognized stock exchange or interdealer quotation system.

“Non-Employee Director” means a Director who either (i) is not a current Employee or Officer of the Company or its parent or a subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or a subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K, or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

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“Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

“Officer” means (i) before the Listing Date, any person designated by the Company as an officer; and (ii) on and after the Listing Date, a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

“Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

“Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

“Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

“Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an “affiliated corporation” at any time and is not currently receiving direct or indirect remuneration from the Company or an “affiliated corporation” for services in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

“Participant” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

“Plan” means this 2014 Equity Incentive Plan, as amended from time to time.

“Regulation S-K” means Regulation S-K promulgated pursuant to the Securities Act, as in effect from time to time.

“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

“Securities Act” means the Securities Act of 1933, as amended.

“Stock Award” means any right granted under the Plan, including an Option and a restricted stock grant.

“Stock Award Agreement” means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

“Ten Percent Shareholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock comprising more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

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3. Administration.

(a) Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in subsection 3(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

(b) Powers of Board. The Board (or the Committee) shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; what type or combination of types of Stock Award shall be granted; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to a Stock Award; and the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

(ii) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii) To amend the Plan or a Stock Award as provided in Section 12.

(iv) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company that are not in conflict with the provisions of the Plan.

(c) Delegation to Committee. The Board may delegate administration of the Plan to a Committee or Committees of two (2) or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to such a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be deemed to be to the Committee or subcommittee, as appropriate), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

(d) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

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4. Shares Subject to the Plan.

(a) Share Reserve. The Common Stock that may be issued pursuant to Stock Awards hereunder shall not exceed in the aggregate the greater of (i) 8,000,000 shares of Common Stock, or (ii) that number of shares equal to 20% of the total issued and outstanding shares of Common Stock. The shares that may be issuable under incentive stock options shall be limited to the maximum number of shares reserved under the Plan pursuant to this Section 4(a). All share numbers set forth in this Section 4(a) are subject to the provisions of Section 11 relating to adjustments upon changes in Common Stock.

(b) Reversion of Shares to the Share Reserve. If any Stock Award granted under the Plan shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, or if any shares of Common Stock issued to a Participant pursuant to a Stock Award granted under the Plan are forfeited back to or repurchased by the Company, including, but not limited to, any repurchase or forfeiture caused by the failure to meet a contingency or condition required for the vesting or exercise of such shares, then the shares of Common Stock not acquired under such Stock Award shall become available for issuance under the Plan. The number of shares of Common Stock underlying a Stock Award not issued as a result of payment of the Option exercise price and/or payment of any taxes arising upon exercise of the Option by withholding shares of Common Stock which otherwise would be acquired on exercise or issued upon such payout shall again be available for issuance under the Plan.

(c) Source of Shares. The shares of Common Stock subject to the Plan may be authorized but unissued shares or reacquired shares.

5. Eligibility.

(a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.

(b) Ten Percent Shareholders. A Ten Percent Shareholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

(c) Consultants. Prior to the Company becoming subject to the reporting requirements of section 13 or 15(d) of the Exchange Act, a Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, either the offer or the sale of the Company’s securities to such Consultant would not be exempt under Rule 701 of the Securities Act (“Rule 701”) because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by Rule 701, unless the Company determines that such grant need not comply with the requirements of Rule 701 and will satisfy another exemption under the Securities Act as well as comply with the securities laws of all other relevant jurisdictions. After the Company has become subject to the reporting requirements of section 13 or 15(d) of the Exchange Act, a Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Company determines both (i) that such grant (A) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (B) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (ii) that such grant complies with the securities laws of all other relevant jurisdictions.

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(d) Foreign Participants. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its subsidiaries operate or have Employees, Directors or Consultants, the Board, in its sole discretion, shall have the power and authority to: (i) determine which subsidiaries shall be covered by the Plan; (ii) determine which Employees, Directors or Consultants outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Stock Award granted to Employees, Directors or Consultants outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to this subplan as appendices); provided, however, that no such subplans and/or modifications shall increase the number of shares reserved for the Plan as set forth in Section 4 of the Plan; and (v) take any action, before or after a Stock Award is made, that it deems advisable to obtain approval or comply with any applicable foreign laws.

6. Option Provisions.

Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(a) Term. Subject to the provisions of subsection 5(b) regarding Ten Percent Shareholders, no Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

(b) Exercise Price of an Incentive Stock Option. Subject to the provisions of subsection 5(b) regarding Ten Percent Shareholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Incentive Stock Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

(c) Exercise Price of a Nonstatutory Stock Option. The exercise price of Nonstatutory Stock Options shall be determined by the Board. However, the exercise price of each Nonstatutory Stock Option that is intended to qualify as performance-based compensation within the meaning of the Treasury Regulations promulgated under Section 162(m) of the Code shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted.

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(d) Consideration. The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised, or (ii) at the discretion of the Board at the time of the grant of the Option (or subsequently in the case of a Nonstatutory Stock Option) (A) by delivery to the Company of other shares of Common Stock, (B) according to a deferred payment or other similar arrangement with the Optionholder, (C) pursuant to a cashless exercise program implemented by the Company in connection with the Plan, or (D) in any other form of legal consideration that may be acceptable to the Board.

In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

(e) Transferability of an Incentive Stock Option. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(f) Transferability of a Nonstatutory Stock Option. A Nonstatutory Stock Option shall be transferable only to the extent provided in the Option Agreement (subject to applicable securities laws). Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(g) Vesting Generally. The total number of shares of Common Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this subsection 6(g) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

(h) Termination of Continuous Service. In the event an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option up to the date of termination unless a longer period for exercise is provided in the Optionholder’s Option Agreement (but only to the extent that the Optionholder was entitled to exercise such Option as of the date of termination according to the terms of the Option Agreement), but in no event after the expiration of the term of the Option as set forth in the Option Agreement. If the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.

(i) Extension of Termination Date. Except with respect to Incentive Stock Options, an Optionholder’s Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in subsection 6(a), or (ii) the expiration of a period of one (1) month after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

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(j) Disability of Optionholder. In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (i) the date six (6) months following such termination (or, except with respect to Incentive Stock Options, such longer or shorter period specified in the Option Agreement) or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

(k) Death of Optionholder. In the event an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder’s death pursuant to subsection 6(e) or 6(f), but only within the period ending on the earlier of (A) the date six (6) months following the date of death (or, except with respect to an Incentive Stock Option, such longer or shorter period specified in the Option Agreement) or (B) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

(l) Early Exercise. The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. The early purchase of any unvested shares of Common Stock will be pursuant to an early exercise provision in the Option Agreement which may provide for a repurchase option and/or a right of first refusal in favor of the Company and other restrictions the Board determines to be appropriate. Any repurchase option so provided for will be subject to the repurchase provisions set forth in Section 11(h) herein.

(m) Right of Repurchase. Subject to the repurchase provisions in Section 11(h), the Option may, but need not, include a provision whereby the Company may elect to repurchase all or any part of the vested shares of Common Stock acquired by the Optionholder pursuant to the exercise of the Option.

(n) Right of First Refusal. The Option may, but need not, include a provision whereby the Company may elect, prior to the Listing Date, to exercise a right of first refusal following receipt of notice from the Optionholder of the intent to transfer all or any part of the shares of Common Stock received upon the exercise of the Option.

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7. RESTRICTED STOCK AWARDS.

Grants of restricted stock shall be pursuant to a Stock Award Agreement, which shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of each restricted stock grant shall include (through incorporation of provisions hereof by reference in the Stock Award Agreement or otherwise) the substance of each of the following provisions:

(a) Designation. Restricted stock may be granted under the Plan and may include a dividend equivalent right as permitted by Section 11(a). After the Board determines that it will grant restricted stock, it will advise the Participant, by means of a Stock Award Agreement, of the terms, conditions and restrictions, including vesting, if any, related to the offer, including the number of shares of Common Stock that the Participant shall be entitled to receive or purchase, the price to be paid, if any, and, if applicable, the time within which the Participant must accept the offer. The offer shall be accepted by execution of a Stock Award Agreement or as otherwise directed by the Board. The term of each award of restricted stock shall be at the discretion of the Board.

(b) Restrictions. Subject to Section 3(b)(iii), the Board may impose such conditions or restrictions on the restricted stock granted pursuant to the Plan as it may determine advisable, including the achievement of specific performance goals, a share repurchase option in favor of the Company (subject to the repurchase provisions set forth in Section 11(h)), time based restrictions on vesting, or others. If the Board established performance goals, the Board shall determine whether a Participant has satisfied the performance goals.

(c) Performance Criteria. Restricted stock granted pursuant to the Plan that are intended to qualify as “performance based compensation” under Section 162(m) of the Code shall be subject to the attainment of performance goals relating to the Performance Criteria selected by the Board and specified at the time such restricted stock are granted. For purposes of this Plan, “Performance Criteria” means one or more of the following (as selected by the Board and as such list may be amended or supplemented from time to time by the Plan Administrator): (1) cash flow; (2) earnings per share; (3) earnings before interest, taxes, and amortization; (4) return on equity; (5) total shareholder return; (6) share price performance; (7) return on capital; (8) return on assets or net assets; (9) revenue; (10) revenue growth; (11) earnings growth; (12) operating income; (13) operating profit; (14) profit margin; (15) return on operating revenue; (16) return on invested capital; (17) market price; (18) brand recognition; (19) customer satisfaction; (20) operating efficiency; or (21) productivity. Any of these Performance Criteria may be used to measure the performance of the Company as a whole or any business unit or division of the Company.

(d) Transferability. Restricted stock shall be transferable by the Participant only upon such terms and conditions as are set forth in the Stock Award Agreement, as the Board shall determine in its discretion.

8. Covenants of the Company.

(a) Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

(b) Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act or qualify under any state securities laws the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.

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9. Use of Proceeds from Stock.

Proceeds from the sale of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

10. Miscellaneous.

(a) Acceleration of Exercisability and Vesting. The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

(b) Shareholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to a Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms and the Company has issued the shares.

(c) No Employment or other Service Rights. Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(d) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

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(e) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award, and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the shares of Common Stock upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(f) Withholding Obligations. To the extent provided by the terms of a Stock Award Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment, (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Stock Award, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law, or (iii) delivering to the Company owned and unencumbered shares of Common Stock.

(g) Repurchase Provisions. The Company shall exercise any repurchase option specified in a Stock Award by giving the holder of the Stock Award written notice of intent to exercise the repurchase option. Payment may be cash, cancellation of indebtedness for the Common Stock or a promissory note as more specifically provided in the Stock Award Agreement. Notwithstanding anything herein to the contrary, any right of the Company to repurchase shares of Common Stock hereunder shall expire on the Listing Date. The terms of any repurchase option shall be specified in the Stock Award Agreement and may be either at Fair Market Value at the time of repurchase or at the original purchase price. Unless otherwise determined by the Board and provided in the Stock award, the repurchase option will be upon the following terms:

(i) Fair Market Value. To the extent the Company has a repurchase option, subject to Section 10(g)(ii) herein, the Company will have the right to repurchase the shares of Common Stock upon termination of Continuous Service at not less than the Fair Market Value, and the Company’s option must be exercised by the Company by the later of (i) ninety (90) days after termination of Continuous Service, or (ii) such longer period as may be agreed to by the Company and the Participant (for example, for purposes of satisfying the requirements of Section 1202(c)(3) of the Code regarding “qualified small business stock”).

(ii) Original Purchase Price. To the extent the Company has a repurchase option, the Company will have the right to repurchase shares of Common Stock at the lesser of the Fair Market Value or the original purchase price if the Participant’s Continuous Service is terminated for Cause. In such case the repurchase option must be exercised by the Company within sixty (60) days of termination of Continuous Service or such longer period as may be agreed to by the Company and the Participant (for example, for purposes of satisfying the requirements of Section 1202(c)(3) of the Code regarding “qualified small business stock”).

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(h) Golden Parachute Taxes. In the event that any amounts paid or deemed paid to a Participant under the Plan are deemed to constitute “excess parachute payments” as defined in Section 280G of the Code (taking into account any other payments made under the Plan and any other compensation paid or deemed paid to a Participant), or if any Participant is deemed to receive an “excess parachute payment” by reason of his or her vesting of Options pursuant to Section 11(c) herein, the amount of such payments or deemed payments shall be reduced (or, alternatively the provisions of Section 11(c) shall not act to vest options to such Participant), so that no such payments or deemed payments shall constitute excess parachute payments. The determination of whether a payment or deemed payment constitutes an excess parachute payment shall be in the sole discretion of the Board.

(i) Plan Unfunded. The Plan shall be unfunded. Except for the Board’s reservation of a sufficient number of authorized shares to the extent required by law to meet the requirements of the Plan, the Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure payment of any Stock Award under the Plan.

11. Adjustments upon Changes in Stock .

(a) Capitalization Adjustments. In the event that any dividend or other distribution (whether in the form of cash, shares of the Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, exchange of Common Stock or other securities of the Company, or other change in the corporate structure of the Company affecting the Common Stock occurs, the Board, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, may, in its sole discretion and without need of any further approval of the shareholders or the holder of a Stock Award, (i) adjust the number and class of Common Stock that may be delivered under the Plan and/or the number, class, and price of Common Stock covered by each outstanding Stock Award and (ii) determine that all references in this Plan to specific share numbers be appropriately adjusted. In lieu of the payment of a dividend, the Board in its discretion may provide holders of restricted stock a dividend equivalent right, in the form of additional shares of Common Stock, with respect to the unvested shares of Common Stock the Participant shall be entitled to receive or purchase.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Board will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, a Stock Award will terminate immediately prior to the consummation of such proposed action.

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(c) Change in Control.

(i) A Stock Award may provide for accelerated vesting of all or any fraction of the unvested portion of a Stock Award in the event of a Change in Control.

(ii) In the event of Change in Control, then, to the extent permitted by applicable law: (1) any surviving corporation may assume any Stock Awards outstanding under the Plan or may substitute similar stock awards (including an award to acquire the same consideration paid to the shareholders in the transaction described in this Section 11(c)) for those outstanding under the Plan, or (2) in the event any surviving corporation does not assume or continue such Stock Awards, or substitute similar stock awards for those outstanding under the Plan in accordance with the preceding clause, then the time during which such Stock Awards may be exercised automatically will be accelerated and become fully vested and exercisable immediately prior to the consummation of such transaction, and the Stock Awards shall automatically terminate upon consummation of such transaction if not exercised prior to such event.

(d) No Limitations. The grant of Stock Awards will in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

12. Amendment of the Plan and Stock Awards.

(a) Amendment of Plan. The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 11 relating to adjustments upon changes in Common Stock, no amendment shall be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary to satisfy the applicable requirements of Section 422 or 162(m) of the Code and the Treasury Regulations thereunder, Rule 16b-3 or any Nasdaq or securities exchange listing requirements.

(b) Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

(c) No Impairment of Rights. Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

(d) Amendment of Stock Awards. The Board at any time, and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that the rights under any Stock Award shall not be impaired by any such amendment unless the Participant consents thereto in writing.

13. Termination or Suspension of the Plan.

(a) Plan Term. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board or approved by the shareholders of the Company, whichever is later. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the Participant.

14. Choice of Law.

The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.

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